SHARE EXCHANGE AGREEMENT
THIS  SHARE  EXCHANGE AGREEMENT dated this 27th day of September,
1999, is made

                             BETWEEN
                          PLAYANDWIN  CANADA INC., a  corporation
               incorporated under the laws of the Province of Ontario (the "Purchaser")

                                                OF THE FIRST PART
and                       the holders of common shares and common
               share  purchase  warrants of  PEST  identified  in
               Schedule 2 hereto (the "Vendors")
                                               OF THE SECOND PART
and                         PLAYANDWIN,   INC.,   a   corporation
               incorporated under the laws of the State of Nevada
               ("PWIN")
                                                OF THE THIRD PART
and                       P.E.S.T. CREATIVE GAMING CORPORATION, a
               corporation incorporated under the laws of the Province of Ontario ("PEST")
                                               OF THE FOURTH PART
     WHEREAS the Vendors are the registered and beneficial owners of 114,284 common shares ("Shares") and 57,142 common share purchase warrants ("Warrants") of PEST, a corporation incorporated under the laws of the Province of Ontario;
     AND WHEREAS the Purchaser desires to purchase the Shares and the Warrants (collectively referred to as the "Purchased Securities") from the Vendors and the Vendors desire to sell the Purchased Securities to the Purchaser;
      AND WHEREAS the Purchaser is a wholly-owned subsidiary of PWIN;
NOW THEREFORE THIS AGREEMENT WITNESSES THAT, in consideration of the mutual covenants hereinafter contained and provided for and other good and valuable consideration (the receipt and sufficiency of which is hereby acknowledged by the Parties), the Parties agree as follows:

                           ARTICLE I
                         INTERPRETATION
1.1 Definitions. In this Agreement, unless the context otherwise requires, the terms set forth in Schedule 1 shall have the meanings set forth therein.
1.2 Entire Agreement. This Agreement together with the agreements and other documents to be delivered pursuant to this Agreement, constitute the entire agreement between the Parties pertaining to the Share Exchange and supersedes all prior agreements, understandings, negotiations and discussions, whether oral or written, and there are no warranties, representations and other agreements between the Parties in connection with the subject matter hereof except as specifically set forth in this Agreement or any other agreement or document to be delivered pursuant to this Agreement.
1.3 Extended Meanings. In this Agreement, words importing the singular number include the plural and vice versa; words importing the masculine gender include the feminine and neuter genders.
1.4 Headings. The division of this Agreement into articles, sections, subsections and paragraphs and the insertion of headings are for convenience of reference only and shall not affect the construction or interpretation of this Agreement.
1.5 References. References to an article, section, subsection, paragraph, schedule or exhibit shall be construed as references to an article, section, subsection, paragraph, schedule or exhibit to this Agreement, unless the context otherwise requires.
1.6 Governing Law. This Agreement shall be governed and construed in accordance with the laws of the Province of Ontario and the laws of Canada applicable in that Province.
1.7 Currency. Unless otherwise specified, the word "dollar", or the symbol "$" refers to Canadian currency.
1.8  Schedules. The following is a list of schedules attached  to and incorporated into this Agreement by reference and deemed as part of this Agreement.
          SCHEDULE       DESCRIPTION
          1              Definitions
          2              Vendors' Shareholdings
          3              Support Agreement
                           ARTICLE II
                         SHARE EXCHANGE
2.1 Agreement to Purchase. Upon the terms and subject to the conditions contained in this Agreement, the Vendors shall sell and the Purchaser shall purchase the Purchased Securities as of and with effect from the opening of business on the Closing Date.
2.2 Share Exchange. The purchase and sale of the Purchased Securities shall be effected by the issue of Class B Special Shares from the treasury of the Purchaser (the "Exchangeable Shares") and of warrants to purchase Exchangeable Shares (the "Exchangeable Warrants") to the Vendors, pursuant to the prospectus and registration exemptions contained in paragraphs 72(1)(j) and 35(1)(16) of the Securities Act (Ontario), in exchange for the Shares and Warrants (the "Share Exchange"), at a ratio of two Exchangeable Shares for every one Share and two Exchangeable Warrants for every one Warrant.
2.3 Rollover. At the option of each Vendor, the Purchaser covenants and agrees to elect, jointly with such Vendor if applicable, (referred to in this section as the "Electing Vendor") in accordance with the provisions of subsection 85(1) or 85.1(1) of the Income Tax Act (Canada) (the "Tax Act") (and the corresponding provisions of any applicable provincial tax legislation) in the prescribed form and within the prescribed time for the purposes of the Tax Act, and shall therein agree to elect in respect of the Purchased Securities of the Electing Vendor an amount as the Electing Vendor shall direct which shall be deemed to be the Electing Vendor's proceeds of disposition thereof and Purchaser's cost thereof. Notwithstanding the foregoing, the Electing Vendor may not direct the parties to elect an amount which is greater than the fair market value of the Purchased Securities or an amount which is less than the adjusted cost base of the Purchased Securities to the Electing Vendor. The Electing Vendor and the Purchaser agree to execute all such documents and forms to make the election contemplated in this section.
2.4 Price Adjustment. The parties hereto covenant and agree that, in the event that any governmental taxing authority having jurisdiction issues or proposes to issue, assessments or reassessments of additional liability for taxes or any other subject by reason of asserting that the Elected Amount is greater or less than the adjusted cost base of the Purchased Securities to the Electing Vendor, or that the adjusted cost base of the Purchased Securities to the Electing Vendor is greater than or less than the Elected Amount, then the Elected Amount shall be increased or decreased by the difference so determined; but only to the extent that the Elected Amount so revised is accepted by the taxing authority, the Electing Vendor and the Purchaser, or, failing such acceptance is established by the courts having jurisdiction in the matter after all rights of appeal have been exhausted and all times for appeal have expired without appeals having been taken by such taxing authority, the Electing Vendor or the Purchaser. Each of the Electing Vendor and the Purchaser hereby agrees to make such further elections, enter into such acknowledgements or agreements, and do or cause to be done such further acts and things as may be, in the opinion of counsel, reasonably necessary to give effect to this section and the change in the Elected Amount.
2.5 Exchangeable Shares. The Exchangeable Shares to be issued by the Purchaser pursuant to this Agreement shall be subject to the following terms:
     (a) each Exchangeable Share may be exchanged at the request of its holder for one common share of PWIN, provided that in the event of a consolidation, split or other reorganization of the capital stock of the Purchaser or of PWIN, the number of PWIN common shares issuable for each one Exchangeable Share shall be adjusted accordingly;
     (b) Of the Exchangeable Shares received by a Lynx Shareholder on the Closing Date:
          (i)  none may be exchanged during the period ending  on
               and including the day of the first anniversary  of
               the Closing Date;
          (ii) up  to one-third (1/3) may be exchanged after said
               first anniversary;
          (iii)       an   additional  one-third  (1/3)  may   be
               exchanged  after  the second  anniversary  of  the
               Closing Date; and
          (iv) all Exchangeable Shares may be exchanged after the
               third anniversary of the  Closing Date.
     (c) Each Exchangeable Share may be exchanged at the request of the Purchaser at any time during the period ending on and including the day of the fifth anniversary of the Closing Date, and shall be exchanged upon: (i) the occurrence of a take over bid for all of the issued and outstanding shares of PWIN; or (ii) the day of the fifth anniversary of the Closing Date. All Exchangeable Shares shall be automatically exchanged on the fifth anniversary of the Closing Date.
2.6 Exchangeable Warrants. Each Exchangeable Warrant to be issued by PWIN Canada pursuant to this Agreement shall entitle its holder to acquire one Exchangeable Share at a price of $1.70. No Exchangeable Warrant may be exercised on or before the day of the first anniversary of the Closing Date. The Exchangeable Warrants shall expire eighteen (18) months after the Closing Date.
2.7 Acknowledgment of Resale Restrictions. The Vendors hereby acknowledge that any Exchangeable Shares or PWIN common shares that they receive pursuant to this Agreement are restricted in accordance with the United States Securities Act of 1933, as amended, and the rules promulgated thereunder.
2.8 PWIN Proceedings. PWIN shall use its best efforts to complete an S-4 filing with the US Securities and Exchange Commission so as to permit the PWIN common shares obtained by the Lynx Shareholders under this Agreement to be tradeable without restriction.
2.9 Fractional Shares. No fractional Exchangeable Shares or Exchangeable Warrants shall be issued pursuant to this Agreement. The amount of Exchangeable Shares and/or Exchangeable Warrants issuable to each Vendor shall be rounded up to the nearest whole Exchangeable Share or Exchangeable Warrant.
                          ARTICLE III
     REPRESENTATIONS AND WARRANTIES OF THE VENDORS AND PEST
3.1 Representations and Warranties of the Vendors. Each of the Vendors jointly and severally represents and warrants to the Purchaser and PWIN as follows (to the extent that the following representations and warranties relate to that Vendor) and acknowledges that the Purchaser and PWIN are relying on these representations and warranties in connection with the completion of the Share Exchange:
(a) Capacity to own Purchased Securities - The Vendors have all necessary power, authority and capacity to own the Purchased Securities. .
(b) Capacity to Enter Agreement - The Vendors have full power, right and authority to enter into this Agreement and to perform their obligations under it.
(c) Binding Obligation - This Agreement has been duly executed and delivered by the Vendors and constitutes a valid and binding obligation of each of them.
(d) Absence of Conflict - The Vendors are not a party to, bound or affected by any agreement which would be violated, breached or terminated by, or which would result in creation or imposition of any Encumbrance upon any of the Purchased Securities as a consequence of the execution and delivery of this Agreement or the consummation of the transactions contemplated in this Agreement.
(e) Title to Purchased Securities - The Vendors are the legal and beneficial owners of the Purchased Securities as set forth in Schedule 2 with good and marketable title, free and clear of any Encumbrances.
(f) No Bankruptcy - No proceedings have been taken or authorized by any Vendor or by any other person in respect of the bankruptcy, insolvency, liquidation, dissolution or winding up as applicable, of any Vendor.
(g) No Option - No Person, other than the Purchaser under this Agreement, has any agreement or any right capable of becoming an agreement or option for the purchase from the Vendors of any of the Purchased Securities.
(h)  Disclosure  -  The  representations and  warranties  of  the
     Vendors in this Agreement are true, correct and do not contain any untrue or misleading statement of a material fact or omit to state a material fact necessary to make such representations and warranties not misleading to the Purchaser.
(i) Non-Violation - The entering into of this Agreement and the consummation of transactions contemplated herein do not and will not conflict with, or result in a breach of, or constitute a default under the terms or conditions of any constating document of the Vendor (if a corporation), any by-laws, any court or administrative order or process, any agreement or instrument to which the Vendor is party or by which it is bound.
3.2 Representations and Warranties of PEST. PEST hereby represents and warrants to the Purchaser and PWIN as follows and acknowledges that the Purchaser and PWIN are relying on those representations and warranties in connection with the Share
Exchange:
(a) Due Incorporation - PEST is a corporation duly incorporated and validly existing under the laws of the Province of Ontario.
(b) Capacity to Enter Agreement - PEST has full power, right and authority to enter into this Agreement and to perform the obligations under it.
(c) Due Corporate Authorization - The execution and delivery of this Agreement and the consummation of the transactions contemplated under it have been duly authorized by all necessary corporate action on the part of PEST.
(d) Binding Obligation - This Agreement has been duly executed and delivered by PEST and constitutes a valid and binding obligation of PEST.
(e)  Absence  of  Conflict - PEST is not a  party  to,  bound  or affected by or subject to any agreement which would be violated, breached or terminated by, or which would result in the creation or imposition of any Encumbrance upon any of the Purchased Securities as a consequence of, the execution and delivery of this Agreement or the consummation of the transactions contemplated in this Agreement.
(f) Regulatory Approvals - No governmental or regulatory authorization, approval, order, consent or filing is required on the part of PEST, in connection with the execution, delivery and performance of this Agreement and the performance of PEST's obligations under this Agreement.
(g) No Bankruptcy - No proceedings have been taken, are pending or authorized by PEST or by any other person in respect to the bankruptcy, insolvency, liquidation, dissolution or winding up of PEST.
(h) Litigation - There are no judgements, decrees, injunctions, ruling or orders of any court, Governmental Authority or arbitration, or any actions, suits, grievances or proceedings (whether or not on behalf of PEST) pending or threatened or PEST which may materially adversely affect PEST's assets.
(i) Disclosure - The representations and warranties of PEST in this Agreement are true, complete and correct and do not contain any untrue or misleading statement of a material fact or omit to state a material fact necessary to make such representations and warranties not misleading to the Purchaser, PWIN Canada and PWIN.
                           ARTICLE IV
               REPRESENTATIONS AND WARRANTIES OF
                     THE PURCHASER AND PWIN
4.1 Representations and Warranties of The Purchaser. The Purchaser hereby represents and warrants to the Vendors as follows and acknowledges that the Vendors are relying on those representations and warranties in connection with the Share
Exchange:
(a) Due Incorporation - The Purchaser is a corporation duly incorporated and validly existing under the laws of the Province of Ontario.
(b) Capacity to Enter Agreement - The Purchaser has full power, right and authority to enter into this Agreement and to perform the obligations under it.
(c) Due Corporate Authorization - The execution and delivery of this Agreement and the consummation of the transactions contemplated under it have been duly authorized by all necessary corporate action on the part of the Purchaser.
(d) Binding Obligation - This Agreement has been duly executed and delivered by the Purchaser and constitutes a valid and binding obligation of the Purchaser.
(e) Absence of Conflict - The Purchaser is not a party to, bound or affected by or subject to any agreement which would be violated, breached or terminated by, or which would result in the creation or imposition of any Encumbrance upon any of the Exchangeable Shares or Exchangeable Warrants as a consequence of, the execution and delivery of this Agreement or the consummation of the transactions contemplated in this Agreement.
(f) Regulatory Approvals - No governmental or regulatory authorization, approval, order, consent or filing is required on the part of the Purchaser, in connection with the execution, delivery and performance of this Agreement and the performance of the Purchaser's obligations under this Agreement.
(g) No Bankruptcy - No proceedings have been taken, are pending or authorized by the Purchaser or by any other person in respect to the bankruptcy, insolvency, liquidation, dissolution or winding up of the Purchaser.
(h) Litigation - There are no judgements, decrees, injunctions, ruling or orders of any court, Governmental Authority or arbitration, or any actions, suits, grievances or proceedings (whether or not on behalf of the Purchaser) pending or threatened or the Purchaser which may materially adversely affect the Purchaser's assets.
(i) Disclosure - The representations and warranties of the Purchaser in this Agreement are true, complete and correct and do not contain any untrue or misleading statement of a material fact or omit to state a material fact necessary to make such representations and warranties not misleading to the Vendors.
(j) Support Agreement - the Purchaser has entered into the support agreement with PWIN appended hereto as Schedule 3, pursuant to which PWIN will make available its common shares for issuance on a redemption or retraction of the Exchangeable Shares.
4.2 Representations and Warranties of PWIN. PWIN hereby represents and warrants to the Vendors as follows and acknowledges that the Vendors are relying on those representations  and  warranties in  connection  with  the  Share
Exchange:
(a) Due Incorporation - PWIN is a corporation duly incorporated and validly existing under the laws of the State of Nevada.
(b) Capacity to Enter Agreement - PWIN has full power, right and authority to enter into this Agreement and to perform the obligations under it.
(c) Due Corporate Authorization - The execution and delivery of this Agreement and the consummation of the transactions contemplated under it have been duly authorized by all necessary corporate action on the part of PWIN .
(d) Binding Obligation - This Agreement has been duly executed and delivered by PWIN and constitutes a valid and binding obligation of PWIN .
(e)  Absence  of  Conflict - PWIN  is not a party  to,  bound  or affected by or subject to any agreement which would be violated, breached or terminated by, or which would result in the creation or imposition of any Encumbrance upon its common shares as a consequence of, the execution and delivery of this Agreement or the consummation of the transactions contemplated in this Agreement.
(f) Regulatory Approvals - No governmental or regulatory authorization, approval, order, consent or filing is required on the part of PWIN , in connection with the execution, delivery and performance of this Agreement and the performance of PWIN's obligations under this Agreement.
(g) No Bankruptcy - No proceedings have been taken, are pending or authorized by PWIN or by any other person in respect to the bankruptcy, insolvency, liquidation, dissolution or winding up of PWIN .
(h) Litigation - There are no judgements, decrees, injunctions, ruling or orders of any court, Governmental Authority or arbitration, or any actions, suits, grievances or proceedings (whether or not on behalf of PWIN ) pending or threatened or PWIN which may materially adversely affect PWIN 's assets.
(i) Disclosure - The representations and warranties of PWIN in this Agreement are true, complete and correct and do not contain any untrue or misleading statement of a material fact or omit to state a material fact necessary to make such representations and warranties not misleading to Vendors.
(j) Support Agreement - PWIN has entered into the support agreement with the Purchaser appended hereto as Schedule 3, pursuant to which PWIN will make available its common shares for issuance on a redemption or retraction of the Exchangeable Shares.
                           ARTICLE V
     NATURE AND SURVIVAL OF REPRESENTATIONS AND WARRANTIES
5.1 All representations and warranties contained in this Agreement on the part of each of the parties shall survive the Closing for a period of one (1) year from the Closing Date, after which time, if no claim shall have been made against a Party with respect to any incorrectness or in breach of any representation or warranty, that Party shall have no further liability under this Agreement with respect to the representation or warranty.
5.2 All statements contained in any certificate or any instrument delivered by or on behalf of a Party pursuant to or in connection with the transactions contemplated by this Agreement shall be deemed to be made by such Party under this Agreement.
                           ARTICLE VI
                     CONDITIONS OF CLOSING
6.1 Conditions for the Purchaser's Benefit. The Purchaser and PWIN shall not be obliged to complete the Share Exchange unless, on the Closing Date, each of the following conditions shall have been satisfied:
(a) Accuracy of Representations - The representations and warranties of the Vendors and PEST set forth in sections 3.1 and 3.2 respectively, shall be true and correct at the Closing, except as those representations and warranties may be affected by the occurrence of events or transactions expressly contemplated and permitted by this Agreement, including, without limitation, those in the ordinary course of business, and the Purchaser shall have received a certificate from the Vendors confirming the foregoing.
(b) Performance of Obligations - The Vendors shall have performed all of the obligations hereunder to be performed by them at or prior to the Closing. The Vendors shall not be in breach of any agreement on its part contained herein.
(c) Deliveries - The Vendors shall have delivered or caused to be delivered to the Purchaser the Conveyance Documents, and shall deliver up to the Purchaser possession of the Shares, free and clear of any Encumbrances.
(d) Approval - The Vendors shall obtain all requisite shareholder or regulatory approvals for the Share Exchange, and shall undertake such corporate actions as may be necessary to authorize the performance of their obligations under this Agreement on or before the Closing Date. The board of directors of PEST shall have approved the transfer of the Purchased Securities.
(e) Consents, Authorizations and Registrations - All consents, approvals, orders and authorizations of, from or notifications to any persons or Governmental Authorities required in connection with the completion of any of the transactions contemplated by this Agreement, the execution of this Agreement, the Closing or the performance of any of the terms and conditions of this Agreement shall have been obtained on or before the Closing Date.
     There shall be no injunction or order issued preventing, and no pending or threatened claim, action, litigation or proceeding, judicial or administrative, or investigation against any Party by any Governmental Authority or Person for the purpose of enjoining or preventing the consummation of this Agreement, or otherwise claiming that this Agreement or the consummation thereof is improper or would give rise to proceedings under any statute or rule of law.
(f) No Loss - During the Interim Period, there has been no material damage to the assets or business of PEST by fire or other peril, whether or not such damage is covered by insurance;
(h) No Material Changes - There shall have been no material adverse changes in the business, assets or financial condition of Pest during the Interim Period. For the purposes of this subsection, the term "material adverse change" shall mean any change in the business, assets, liabilities or financial condition of PEST that may involve material reduction, damage, risk to or destruction of the assets, whether or not the change is covered by insurance.
If any one or more of the foregoing conditions shall not have been fulfilled on or before the Closing Date, the Purchaser may terminate this Agreement by notice in writing to the other Parties in which event the Purchaser shall be released from all obligations under this Agreement and (unless the Purchaser can show that the condition relied upon could reasonably have been performed by the other parties) the other Parties shall also be released from all obligations hereunder; provided, however, that the Purchaser shall be entitled to waive compliance with any one or more of such conditions in whole or in part if it shall see fit to do so, without prejudice to its rights of termination in the event of the non-fulfilment of any other condition in whole or in part.
6.2 Conditions for the Benefit of the Vendors. The Vendors shall not be obliged to complete the Share Exchange unless, on the Closing Date, each of the following conditions shall have been satisfied:
(a) Accuracy of Representations - The representations and warranties of the Purchaser and PWIN as set forth in sections 4.1 and 4.2, respectively, shall be true and correct at the Closing, except as those representations and warranties may be affected by the occurrence of events or transactions expressly contemplated and permitted by this Agreement, and the Vendors shall have received certificates from the Purchaser and PWIN confirming the foregoing.
(b) Performance of Obligations - the Purchaser and PWIN shall have performed all of the obligations hereunder to be performed by it at or prior to the Closing and the Purchaser and PWIN shall not be in breach of any agreement on its part contained herein.
(c) Deliveries - the Purchaser shall have delivered or caused to be delivered to Vendors possession of the Exchangeable Shares and Exchangeable Warrants, free and clear of any Encumbrances.
(d) Approval - The Purchaser and PWIN shall have obtained all requisite shareholder or regulatory approvals for the Share Exchange, and shall undertake such corporate actions as may be necessary to authorize the performance of their obligations under this Agreement on or before the Closing Date.
(e) Consents, Authorizations and Registrations - All consents, approvals, orders and authorizations of, from or notifications to any Persons or Governmental Authorities required in connection with the completion of any of the transactions contemplated by this Agreement, the execution of this Agreement, the Closing or the performance of any of the terms and conditions of this Agreement shall have been obtained on or before the Closing Date.
     There shall be no injunction or order issued preventing, and no pending or threatened claim, action, litigation or proceeding, judicial or administrative, or investigation against any Party by any Governmental Authority or Person for the purpose of enjoining or preventing the consummation of this agreement, or otherwise claiming that this Agreement or the consummation thereof is improper or would give rise to proceedings under any statute or rule of law.
(f) No Loss - During the Interim Period, there has been no material damage to the assets or business of the Purchaser or PWIN Canada by fire or other peril, whether or not such damage is covered by insurance.
(g) No Material Changes - There shall have been, in the reasonable opinion of the Vendors, no material adverse changes in the assets or financial condition of the Purchaser or PWIN Canada during the Interim Period. For the purposes of this subsection, the term "material adverse change" shall mean any change in the assets, liabilities or financial condition of the Purchaser that may, in the reasonable opinion of Vendors involve material reduction, damage, risk to or destruction of the assets whether or not the change is covered by insurance.
If any one or more of the foregoing conditions shall not have been fulfilled on or before the Closing Date, the Vendors may terminate this Agreement by notice in writing to the Purchaser and PWIN Canada in which event the Vendors shall be released from all obligations under this Agreement and (unless the Vendors can show that the condition relied upon could reasonably have been performed by the Purchaser) the Purchaser shall also be released from all obligations hereunder; provided, however, that the Vendors shall be entitled to waive compliance with any one or more of such conditions in whole or in part if they shall see fit to do so, without prejudice to their rights to termination in the event of the non-fulfilment of any other condition in whole or in part.
                          ARTICLE VII
                        INDEMNIFICATION
7.1 Mutual Indemnification's for Breaches of Warranty, etc. Subject to section 7.3, the Purchaser and PWIN hereby covenant and agree with the Vendors and the Vendors hereby covenant and agree severally with the Purchaser and PWIN (the parties covenanting and agreeing to indemnify another party under this
Article VII are hereinafter individually referred to as "Indemnifying Party" and the parties that are being indemnified by another Party under this Article VII are hereinafter individually referred to as the "Indemnified Party") to indemnify and save harmless the Indemnified Party, effective as and from the Closing Time, from and against any Claims which may be made or brought against the Indemnified Party and/or which it may suffer or incur as a result of, or arising out of any non-fulfilment of any covenant or agreement on the part of the Indemnifying Party under this Agreement or any Ancillary Agreement or any incorrectness in or breach of any representation or warranty of the Indemnifying Party contained in this Agreement.
7.3 Limitation on Mutual Indemnification. The indemnification obligations of each of the Parties pursuant to section 7.1 shall be subject to the following:
(a) the applicable limitation mentioned in Article V respecting the survival of the representations and warranties of the Parties;
(b) there shall be no limit as to amount in respect of breaches of the representations and warranties of the Parties other than as specifically limited by the provisions of the section; and
(c) an Indemnifying Party shall not be required to indemnify an Indemnified Party until the aggregate Claims sustained by the Indemnified Party exceeds a value of $5,000, in which case the Indemnifying Party shall be obligated to the Indemnified party for all Claims without limit as to amount.
7.4 Procedure for Indemnification. The following provisions shall apply to any Claims for which an Indemnifying Party may be obligated to indemnify an Indemnified Party pursuant to this
Agreement:
(a) upon receipt from a third party by the Indemnified Party of notice of a Claim or the Indemnified party becoming aware of a Claim in respect of which the Indemnified Party proposes to demand indemnification from the Indemnifying Party, the Indemnified Party shall give notice to that effect to the Indemnifying Party with reasonable promptness, provided that failure to give such notice shall not relieve an Indemnifying Party from any liability it may have to the Indemnified Party except to the extent that the Indemnifying Party is prejudiced thereby;
(b) in the case of Claims arising from third parties, the Indemnifying Party shall have the right by notice to the Indemnified party not later than thirty (30) days after receipt of the notice described in paragraph (i) above to assume the control of the defense, compromise or settlement of the Claims, provided that such assumption shall, by its terms, be without costs to the Indemnified Party and the Indemnifying Party shall at the Indemnified Party's request furnish it with reasonable security against any costs or other liabilities to which it may be or become exposed by reason of such defense, compromise or settlement;
(c) upon the assumption of control by the Indemnifying Party as aforesaid, the Indemnifying Party shall diligently proceed with the defense, compromise or settlement of the Claims at its sole expense, including employment of counsel reasonably satisfactory to the Indemnified Party and, in connection therewith, the Indemnified Party shall co-operate fully, but at the expense of the Indemnifying Party, to make available to the Indemnifying Party all pertinent information and witnesses under the Indemnified Party's control, make such assignments and take such other steps as in the opinion of counsel for the Indemnifying Party are necessary to enable the Indemnifying Party to conduct such defense; provided always that the Indemnified Party shall be entitled to reasonable security from the Indemnifying Party for the expense, costs of other liabilities to which it may be or may become exposed by reason of such co-operation;
(d) the final determination of any such Claims arising from third parties, including all related costs and expenses, will be binding and conclusive upon the Parties as to the validity or invalidity, as the case may be of such Claims against the Indemnifying Party hereunder; and
(e) should the Indemnifying Party fail to give notice to the Indemnified Party as provided in paragraph (ii) above, the Indemnified Party shall be entitled to make such settlement of the Claims as in its sole discretion may appear advisable, and such settlement or any other final determination of the Claims shall be binding upon the Indemnifying Party.
                          ARTICLE VIII
                      CLOSING ARRANGEMENTS
8.1 Closing. The Closing shall take place at the offices of Stewart & Associates, Barristers and Solicitors, 1 First Canadian Place, Suite 700, 100 King Street West, Toronto M5X 1C7, Ontario, Canada at the Closing Time on the Closing Date.
8.2  Closing Procedures.  At the Closing Time:
(a)  the  Purchaser  shall  issue  and  deliver  to  the  Vendors possession  of  the  Exchangeable  Shares  and  Exchangeable
     Warrants;
(b)  the  Vendors shall deliver up to the Purchaser the Purchased
     Securities;
(c) the Parties shall take or shall have taken, as the case may be, the other actions contemplated to be taken by them at or before the Closing contemplated in this Agreement.
8.3 Non-Waiver. No investigations made by or on behalf of any Party at any time shall have the effect of waiving or diminishing the scope of or otherwise affecting any representation, warranty or indemnity made by or imposed upon the Parties pursuant to this Agreement.
                           ARTICLE IX
                            GENERAL
9.1  Termination.
(1)   This agreement may be terminated at any time prior  to  the
Closing Date:
     (a)  by the mutual agreement of the Parties;
     (b)  by the Parties if:
                     (i)   the Share Exchange shall not have been
               completed by October 1, 1999 (or such other  date,
               if  any,  as  the  Parties shall  have  agreed  in
               writing), if the failure to complete such purchase
               and  sale on or before such date is not caused  by
               any breach of this Agreement by the Party electing
               to terminate; or
                     (ii)  the  Share Exchange would violate  any
               non-appealable final order, decree or judgement of
               any  court  or governmental body having  competent
               jurisdiction.
(2) If this Agreement is terminated by a Party under subsection 9.1(1), such termination shall be without liability of either Party to the other parties, or to any of their Vendors, directors, officers, employees, agents, consultants or representatives provided that if such termination shall result from the wilful failure of the Party to fulfil a condition to the performance of the other Parties or to perform a covenant of this agreement or from a wilful breach by the party to this Agreement, the Party shall be fully liable for any and all damages, costs and expenses (including, but not limited to, reasonable counsel fees and disbursements) sustained or incurred by the other Parties.
9.2 Expenses Except as otherwise specified herein, all costs and expenses (including the fees and disbursements of accountants and legal counsel) incurred in connection with this Agreement and completion of the transactions contemplated by this Agreement shall be paid by the Party incurring those expenses.
9.3 Time of Essence. Time shall be of the essence in all respects of this Agreement.
9.4 Notices. Any notice or other communication which is required or permitted to be given or made by one Party to the others hereunder shall be in writing and shall be either personally delivered to such Parties sent by facsimile.
      Any notice shall be sent to the intended recipient at its address as follows:
     (a)  to PWIN and the Purchaser:
          c/o Stewart Garner and Peter Tassiopoulos
          155 University Avenue
          Suite 501
          Toronto, Ontario
          M5N 3N5
          Facsimile No.: (416) 368-3870
          and to Chapman & Flanagan, Ltd. at:
          c/o Dan Chapman
          2080 E. Flamingo Road
          Suite 112
          Las Vegas, Nevada
          89119
          Facsimile No. (702) 650-5667
          and to Stewart & Associates at:
          Suite 700, P.O. Box 160
          1 First Canadian Place
          100 King Street West
          Toronto, Ontario
          M5X 1C7
          Attention: Adam K. Szweras
          Facsimile No.: (416) 368-7805
     (b)  to the Vendors at:
          Colony Investments Limited
          The Annex, 12 Fritholme Garden
          Paget Pg. 04 Bermuda
          FMF Investments S.A.
          P.O. Box 58, The Arch Plaza
          Providenciales, Turks & Caicos Islands
          British West Indies
          Dane Walton
          23 Aylesbury Road
          Toronto, Ontario, M9A 2M3
          and to Marilyn Bloovol at:
          79 Old Forest Hill Road
          Toronto, Ontario
          M5P 2R6
          Facsimile No.: (416) 482-2558
or at such other address as any Party may from time to time advise the others by notice in writing. Any notice given by personal delivery shall be deemed to be received on the date of delivery. Any notice sent by facsimile or similar method of recorded communication shall be deemed to have been received on the next Business Day following the date of its transmission.
9.5 Further Assurances. The Parties shall with reasonable diligence do all things and provide all reasonable assurances as may be required to complete the transactions contemplated by this Agreement, and each Party shall provide such further documents or instruments required by any other Party as may be reasonably necessary or desirable to give effect to this Agreement and carry out its provisions, whether before or after the Closing.
9.6 Public Notice. All public notices to third parties and all other publicity concerning the transactions contemplated by this Agreement shall be jointly planned and co-ordinated by the Parties and no Party shall act unilaterally in this regard without the prior written approval of the other Parties, such approval not to be unreasonably withheld.
9.7 Amendment and Waiver. No supplement, modification, waiver or termination of this Agreement shall be binding unless executed in writing by the party to be bound. No waiver of any of the
Provisions of this Agreement shall constitute a waiver of any other provision (whether or not similar) nor shall such waiver constitute a continuing waiver unless otherwise expressly provided.
9.8 Assignment. This Agreement and the rights or obligations hereunder or thereunder are not assignable by any Party without the prior written consent of the other Parties, which consent shall not be unreasonably withheld. This Agreement shall enure to the benefit of and be binding upon the Parties and their respective successors and permitted assigns.
9.9 Severability. Any provision of this Agreement, which is prohibited or unenforceable in any jurisdiction, shall not invalidate the remaining provisions hereof. Any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.
9.10 Governing Law. The Parties agree that this Agreement shall be governed by the laws of the Province of Ontario, and the federal laws of Canada applicable therein, that Ontario will be the proper forum for any controversy arising in connection with this Agreement and that the courts of which will be the exclusive forums for all such suits, actions or proceedings.
9.11 Counterparts. This Agreement may be executed by the Parties in one or more counterparts, each of which when so executed and delivered shall be an original and such counterparts shall together constitute one and the same instrument.
      IN WITNESS WHEREOF this agreement has been executed by the Parties each as of the day and year first before written.
      THIS AGREEMENT IS HEREBY EXECUTED on the date set forth above.

                                   PLAYANDWIN CANADA INC.
                                                             Per:
________________________________
                                        A.S.O.
                                   PLAYANDWIN, INC.
                                                             Per:
________________________________
                                        A.S.O.

P.E.S.T. CREATIVE GAMING
                                   CORPORATION
                                                             Per:
________________________________
                                        A.S.O.
                                   THE VENDORS:
_________________________
Per:_____________________________
Witness
                                        Stewart Garner, Secretary
                                        of    P.E.S.T.   Creative
                                        Gaming  Corporation,   on
                                        behalf   of  the  Vendors
                                        pursuant  to a  power  of
                                        attorney granted  to  him
                                        for this purpose
                           SCHEDULE 1
                          DEFINITIONS
"Affiliate  and  Associate" means an "affiliate" and "associate", respectively, as those terms are defined in the Business Corporation Act, 1990 (Ontario), as amended on the date hereof.
"Agreement"  means  the Agreement and any instrument supplemental or ancillary to it.
"Authorized  Representatives" means employees,  agents,  counsel, accountants and other representatives.
"Business  Day"  means any day other than a Saturday,  Sunday  or statutory holiday in the Province of Ontario.
"Claims"  means  claims,  demands,  actions,  causes  of  action, damages, losses, costs, fines, penalties, interest, liabilities and expenses, including, without limitation, reasonable legal fees.
"Closing" means the completion of the Share Exchange pursuant  to this Agreement.
"Closing  Date"   means  September 27, 1999, or such other  later
     date as may be agreed to by the Parties, provided that such date shall not be later than October 1, 1999.
"Closing Time" means 2:00 p.m. (Toronto time) on the Closing Date or  such other time on the Closing Date as may be agreed  to by the Parties.
"Conveyance Documents" means all bills of sale, assignments,  and instruments of transfer, assurances, consents, and other documents as shall be necessary to effectively transfer to the Purchaser the Shares.
"Encumbrances"  means any mortgage, charge, pledge,  hypothecate, lien, encumbrance, restriction, option, right of others or security interest of any kind.
"Exchangeable  Shares"  means  Class  B  Special  Shares  of  the
     Purchaser,  being  subordinate, non-voting preferred  shares authorized  in an unlimited number, convertible into  common shares of PWIN.
"Exchangeable   Warrants"   means  warrants   to   purchase   one
     Exchangeable Share each, exercisable at a price of $1.70 for eighteen months after the Closing Date.
"Governmental  Authorities"  means  any  applicable  Canadian  or non-Canadian federal, provincial and municipal agency, ministry, crown corporation, department, inspector and official.
"Interim  Period" means the period commencing on the date of this
     Agreement and ending immediately before the opening of business on the Closing Date.
"NASD" means the National Association of Securities Dealers. "NASDAQ" means the National Association of Securities Dealers
     Automated Quotation System.
"Parties"  means  the parties to the Agreement and "Party"  means any one of them.
"Permits" means authorizations, registrations, permits, approvals or  licenses  that can be issued or granted by  Governmental
     Authorities.
"Person"   means  an  individual,  body  corporate,  partnership,
     trustee, trust, unincorporated association, executor, administrator or legal representative.
"PEST" means P.E.S.T. Creative Gaming Corporation.
"Purchaser" means Playandwin Canada Inc.
"PWIN" means Playandwin, Inc.
"Share Exchange" has the meaning attributed to it in section 2.2. "Shares" means the common shares of PEST owned by the Vendors as set out in Schedule 2 hereto.
"Vendors"  means Colony Investments Limited, FMF Investments S.A.
     and Dane Walton.
"Warrants"  means warrants to purchase one common share  of  PEST each exercisable at a price of $0.85 for eighteen (18) months after the Closing Date.
                           SCHEDULE 2
               THE VENDORS AND THEIR SHAREHOLDINGS
1.   COMMON SHARES

Name                Common Shares of PEST   Exchangeable Shares
                    Held                    Due
Dane Walton         28,571                  14,28
                                            6
FMF Investments     28,571                  14,286
S.A.
Colony Investments  57,142                  28,571
Limited

2.   SHARE PURCHASE WARRANTS

Name                PEST Warrants Held      Exchangeable
                                            Warrants Due
Dane Walton         14,285.5                7,14
                                            3
FMF Investments     14,285.5                7,143
S.A.
Colony Investments  28,571                  14,286
Limited

SUPPORT AGREEMENT
THIS SUPPORT AGREEMENT is made as of the 27th day of September, 1999,

BETWEEN
                         PLAYANDWIN CANADA INC.
               a corporation incorporated under the laws of the Province of Ontario
               (hereinafter referred to as "PWIN Canada")
                                                OF THE FIRST PART

and
                         PLAYANDWIN, INC.,
               a corporation incorporated under the laws
               of the State of Nevada
               (hereinafter referred to as "PWIN")
                                               OF THE SECOND PART
      WHEREAS  PWIN  Canada has entered into  an  agreement  (the
"Share Exchange Agreement") with three shareholders (the "Vendors") of P.E.S.T. Creative Gaming Corporation ("PEST") to acquire their common shares and share purchase warrants of PEST in exchange for Class B Special Shares of PWIN Canada convertible into shares of PWIN (the "Exchangeable Shares") and warrants to purchase Echangeable Shares;
      AND  WHEREAS  PWIN Canada is a wholly-owned  subsidiary  of
PWIN;
       NOW THEREFORE THIS AGREEMENT WITNESSES THAT, in consideration of the mutual covenants hereinafter contained and provided for and other good and valuable consideration (the receipt and sufficiency of which is hereby acknowledged by the Parties), the Parties agree as follows:
1. PWIN Canada will be funded with sufficient resources, including PWIN common shares, to permit it to satisfy its obligations under the Share Exchange Agreement with respect to the Exchangeable Shares.
2.   PWIN will not:
     (i) take actions that prejudice holders of Exchangeable Shares, by unduly diminishing the value of that which they are entitled to receive on the conversion/exchange of their shares, provided that PWIN shall not be liable hereunder for reasonable decisions made in the ordinary course of business, or for fluctuations in market price caused by factors beyond its control;
     (ii) split or consolidate PWIN stock without causing PWIN Canada to make a corresponding split or consolidation of the issued and outstanding Exchangeable Shares and Exchangeable Warrants, provided that such action is also authorized by the shareholders of the Purchaser including the holders of the Exchangeable Shares;
     (iii) liquidate, wind up or dissolve the Purchaser while there are Exchangeable Share outstanding.
      IN WITNESS WHEREOF this agreement has been executed by the Parties each as of the day and year first before written.
      THIS  AGREEMENT IS HEREBY EXECUTED on the  date  set  forth above.
                                   PLAYANDWIN CANADA INC.
                                                             Per:
_________________________________
                                        A.S.O.
                                   PLAYANDWIN, INC.
                                                             Per:
_________________________________
                                        A.S.O.